EX-99.906CERT


                                 CERTIFICATION
     James M. Johnson, Chief Executive Officer, and Kathleen Carlson, Chief Financial Officer of PC&J Preservation Fund (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2012 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                  Chief Financial Officer
PC&J Preservation Fund Trust             PC&J Preservation Fund Trust


/s/                                      /s/
James M. Johnson                         Kathleen Carlson
Date:  February 22, 2013                 Date:  February 22, 2013


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to PC&J Preservation Fund Trust and will be retained by PC&J Preservation Fund Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18
U.S.C.   1350 and is not being filed as part of the Form N-CSR filed with the
Commission.